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                                                                      EXHIBIT 24







                        [KPMG Peat Marwick LLP Letterhead]

                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors and
The Administrator of the TCF
Employees Stock Ownership
Plan - 401(k):

We consent to incorporation by reference in the registration statement (No. 33-43030) on Form S-8 of TCF Financial Corporation of our report dated June 21, 1995, relating to the statements of financial condition of the TCF Employees Stock Ownership Plan - 401(k) as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1994, and related schedules as of and for the year ended December 31, 1994, which report appears elsewhere in this December 31, 1994 annual report on Form 11-K of the TCF Employees Stock Ownership Plan - 401(k).




                                            /s/ KPMG Peat Marwick LLP
                                            -------------------------
                                            KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 28, 1995

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